UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2010

TSINGYUAN BREWERY LTD.
(Exact name of registrant as specified in Charter)

Delaware	000-53905	65-1714523
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Linpan Industrial Park
 Linyi County
 Shandong Province
China 251500
(Address of registrant’s principal executive office)

+86-534-5054799 (China)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On September 24, 2010, Tsingyuan Brewery Ltd., a Delaware Corporation (formerly known as Sabre Industrial, Inc.) (the “Company”) acquired all of the issued and outstanding capital stock of Tsingyuan Holding, Inc., a holding company organized under the laws of the State of Delaware (“Tsingyuan Holding”) that controls operating entities in the People’s Republic of China (“PRC”) in exchange for a controlling interest in the Company’s publicly-held “shell” corporation (this transaction being hereafter referred to as the “Reverse Acquisition”).  Following the Reverse Acquisition, effective as of September 24, 2010, the Company dismissed Michael F. Cronin as its independent accountant and engaged Sherb & Co., LLP (“Sherb”) as its new independent accounting firm.  Prior to and in connection with the Reverse Acquisition, Sherb audited the financial statements of  Linyi Hengchang Brewer’s Malt Co., Ltd. and Shandong Qingyuan Beer Co., Inc., the Company’s two variable interest entities in the PRC, for their fiscal years ended December 31, 2009 and 2008. Accordingly, the Company elected to continue this relationship with Sherb following the Reverse Acquisition. The engagement of Sherb and the dismissal of Mr. Cronin was ratified by the Company’s board of directors on April 6, 2011.

During the Company’s two most recent fiscal years and through September 24, 2010, the Company has not consulted with Sherb concerning (1) the  application   of   accounting  principles   to   any   specified transaction, either  completed  or proposed,  or  the type  of  audit opinion that  might  be rendered  on the Company’s financial  statements, and neither a written report nor oral advice was provided by Sherb to the Company which Sherb concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing  or financial reporting issue; or (2) any matter  that was  either the  subject of  a disagreement,  as  defined in  Item 304(a)(1)(iv)  of  Regulation S-K  and  the  related instruction thereto, or a reportable event,  as described in Item 304(a)(1)(v) of Regulation S-K.

The audit report of Mr. Cronin for the Company’s financial statements for the fiscal years ended March 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Prior to engaging a new independent account, there were (1) no disagreements with Mr. Cronin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mr. Cronin, would have caused Mr. Cronin to make reference to the subject matter of the disagreements in connection with his reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Mr. Cronin with a copy of this disclosure on April 5, 2011, providing him with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which he does not agree. A letter from Mr. Cronin, dated April 6, 2011, is filed as Exhibit 16.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

16.1	Letter from Michael F. Cronin dated April 6, 2011 to the Securities and Exchange Commission regarding change of Independent Registered Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSINGYUAN BREWERY LTD.

By:	/s/ Dingyou Zhang
Name:	Dingyou Zhang
Title:	Chief Executive Officer

Date: April 12, 2011